Filed pursuant to Rule 424(b) (3)
Registration No. 333-166076

Prospectus Supplement No. 2, dated September 20, 2010

ODENZA CORP.

1,160,000 SHARES OF COMMON STOCK

This prospectus relates to the resale by certain selling security holders of Odenza Corp. of up to 1,160,000 shares of common stock held by selling security holders of Odenza Corp. We will not receive any of the proceeds from the sale of the shares by the selling stockholders.

The selling security holders will be offering our shares of common stock at a fixed price of $0.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Each of the selling stockholders may be deemed to be an “underwriter” as such term is defined in the Securities Act of 1933, as amended (the “Securities Act”).

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

OUR BUSINESS IS SUBJECT TO MANY RISKS AND AN INVESTMENT IN OUR SHARES OF COMMON STOCK WILL ALSO INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 7 BEFORE INVESTING IN OUR SHARES OF COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by us with the Securities and Exchange Commission. The selling security holders may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is September 20, 2010.

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

TABLE OF CONTENTS

Until December 20, 2010 (90 business days after the effective date of this prospectus) all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

A CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

PROSPECTUS SUMMARY

As used in this prospectus, references to the “Company,” “we,” “our”, “us” or “Odenza Corp.” refer to Odenza Corp. unless the context otherwise indicates.

The following summary highlights selected information contained in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements, and the notes to the financial statements.

OUR COMPANY

Odenza Corp. was incorporated on July 16, 2009, under the laws of the State of Nevada, for the purpose of conducting mineral exploration activities.

We are an exploration stage company formed for the purposes of acquiring, exploring, and if warranted and feasible, developing natural resource property.  We raised an aggregate of $31,500 through private placements of our securities. Proceeds from these placements were used for working capital.

On September 25, 2009 we entered into a Mineral Property Option Agreement whereby we have the right to acquire a100% interest in Prospecting License P21/709 located in the Murchison Mineral-filed in Western Australia and known as the Island Project Lake Austin. The option agreement requires us to make an initial cash payment of AUD$4,000 (US$3,680), which we paid on September 25, 2009.  The option agreement has an exercise price of approximately AUD$50,000 ($46,000) cash to be paid, if exercised by the Company, and the option expires September 25, 2011. We retained a consulting geologist to prepare an evaluation report on the prospects. We intend to conduct exploratory activities on the claim and if feasible, develop the prospects.

The Company’s principal offices are located at 126 Station Street, Newtown, NSW 2042, Australia, and our telephone number is +61 (422) 708-444.

THE OFFERING

Securities offered:	The selling stockholders are offering hereby up to 1,160,000 shares of common stock.

Offering price:
The selling stockholders will offer and sell their shares of common stock at a fixed price of $0.10 per share until our shares are quoted on the OTC Bulletin Board, if our shares of common stock are ever quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.

Shares outstanding prior to offering:	3,660,000

Shares outstanding after offering:	3,660,000

Market for the common shares:
There is no public market for our shares.  Our common stock is not traded on any exchange or on the over-the-counter market.  After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to eligible for trading on the Over The Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application.

There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Use of proceeds:	We will not receive any proceeds from the sale of shares by the selling security holders

SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements for the period from July 16, 2009 (Inception) to January 31, 2010, and our unaudited financial statements as of April 30, 2010. Our working capital as at April 30, 2010 was $28,141.

January 31, 2010 ($)
Financial Summary
Cash and Deposits	31,284
Total Assets	31,284
Total Liabilities	7,842
Total Stockholder’s Equity	23,442

Accumulated From July 16, 2009
(Inception) to January 31, 2010 ($)

Statement of Operations
Total Expenses	8,058
Net Loss for the Period	8,058
Net Loss per Share	-

Financial Summary (Unaudited)	April 30, 2010 ($)
Cash and Deposits	28,141
Total Assets	28,141
Total Liabilities	9,084
Total Stockholder’s Equity (Deficit)	19,057

RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following known material risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company’s common stock. You could lose all or part of your investment due to any of these risks.

RISKS RELATING TO OUR COMPANY

OUR AUDITORS HAVE EXPRESSED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Our financial statements for the year ended January 31, 2010 were prepared assuming that we will continue our operations as a going concern. We were incorporated on July 16, 2009 and do not have a history of earnings. As a result, our independent accountants in their audit report have expressed substantial doubt about our ability to continue as a going concern. Continued operations are dependent on our ability to complete equity or debt financings or generate profitable operations. Such financings may not be available or may not be available on reasonable terms. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty.

WE MAY REQUIRE ADDITIONAL FUNDS WHICH WE PLAN TO RAISE THROUGH THE SALE OF OUR COMMON STOCK, WHICH REQUIRES FAVORABLE MARKET CONDITIONS AND INTEREST IN OUR ACTIVITIES BY INVESTORS. IF WE ARE NOT BE ABLE TO SELL OUR COMMON STOCK, FUNDING WILL NOT BE AVAILABLE FOR CONTINUED OPERATIONS, AND OUR BUSINESS WILL FAIL.

We anticipate that our current cash of $28,141 will be sufficient to complete the first phase of any initial exploration program of any mining claim. Subsequent exploration activities will require additional funding. Our only present means of funding is through the sale of our common stock. The sale of common stock requires favorable market conditions for exploration companies like ours, as well as specific interest in our stock, neither of which may exist if and when additional funding is required by us. If we are unable to raise additional funds in the future, our business will fail.

WE HAVE A VERY LIMITED HISTORY OF OPERATIONS AND ACCORDINGLY THERE IS NO TRACK RECORD THAT WOULD PROVIDE A BASIS FOR ASSESSING OUR ABILITY TO CONDUCT SUCCESSFUL MINERAL EXPLORATION ACTIVITIES. WE MAY NOT BE SUCCESSFUL IN CARRYING OUT OUR BUSINESS OBJECTIVES.

We were incorporated on July 16, 2009 and to date, have been involved primarily in organizational activities and obtaining financing. Accordingly we have no track record of successful exploration activities, strategic decision making by management, fund-raising ability, and other factors that would allow an investor to assess the likelihood that we will be successful as a junior resource exploration company. Junior exploration companies often fail to achieve or maintain successful operations, even in favorable market conditions. There is a substantial risk that we will not be successful in our exploration activities, or if initially successful, in thereafter generating any operating revenues or in achieving profitable operations.

IF WE ARE UNABLE TO PAY THE EXERCISE PRICE UNDER OUR MINERAL PROPERTY OPTION AGREEMENT, OUR BUSINESS WILL FAIL.

We are a party to a Mineral Property Option Agreement whereby we have the right to acquire a 100% interest in Prospecting License P21/709 located in the Murchison Mineral-field in Western Australia and known as the Island Project Lake Austin.  It is only under this option agreement that we potentially have any right to explore for mineralized material.  This option agreement requires us to pay an exercise price of AUD$50,000 (approximately $46,000) cash, in order for us to have the right to explore for mineralized materials in the area covered by Prospecting License P21/709.  Our option expires September 25, 2011.  If we fail to pay the exercise price, we will not have the right to conduct exploration activities at all.  Currently, we do not have sufficient funds to pay the exercise price.  If we fail to raise sufficient funds to pay the exercise price, you will lose your entire investment.

DUE TO THE SPECULATIVE NATURE OF MINERAL PROPERTY EXPLORATION, THERE IS SUBSTANTIAL RISK THAT NO COMMERCIALLY VIABLE MINERAL DEPOSITS WILL BE FOUND ON OUR MONTY LODE CLAIM OR OTHER MINERAL PROPERTIES THAT WE ACQUIRE.

In order for us to even commence mining operations we face a number of challenges which include finding mining claims, qualified professionals to conduct exploration programs, obtaining adequate financing to continue exploration programs, locating viable mineral bodies, partnering with senior mining companies, obtaining mining permits, and ultimately selling minerals in order to generate revenue. Moreover, exploration for commercially viable mineral deposits is highly speculative in nature and involves substantial risk that no viable mineral deposits will be located on any future mineral properties. There is a substantial risk that any exploration program that we conduct on future claims may not result in the discovery of any significant mineralization, and therefore no commercial viable mineral deposit. There are numerous geological features that we may encounter that would limit our ability to locate mineralization or that could interfere with our exploration programs as planned, resulting in unsuccessful exploration efforts. In such a case, we may incur significant costs associated with an exploration program, without any benefit. This would likely result in a decrease in the value of our common stock.

DUE TO THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION, THERE IS A RISK THAT WE MAY INCUR LIABILITY OR DAMAGES AS WE CONDUCT OUR BUSINESS.

The search for minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or may elect not to insure. We currently have no such insurance nor do we expect to obtain such insurance for the foreseeable future. If a hazard were to occur, the costs of rectifying the hazard may exceed our asset value and cause us to liquidate all our assets and cease operations, resulting in the loss of your entire investment.

AS WE UNDERTAKE EXPLORATION OF OUR MINERAL CLAIMS, WE WILL BE SUBJECT TO COMPLIANCE WITH GOVERNMENT REGULATION THAT MAY INCREASE THE ANTICIPATED COST OF OUR EXPLORATION PROGRAM.

There are several governmental regulations that materially restrict mineral exploration. We will be subject to the laws of the Western Australian as administered by the Department of Industry and Resources as we carry out our exploration program. We may be required to obtain work permits, negotiate with Aboriginal groups holding Native Title Rights for access to our leases, obtain land access agreements from pastoral lease holders, post bonds and perform remediation work for any physical disturbance to the land in order to comply with these laws. If we enter the production phase, the cost of complying with permit and regulatory environment laws will be greater because the impact on the project area is greater. Permits and regulations will control all aspects of the production program if the project continues to that stage. Examples of regulatory requirements include:

(a) Water discharge will have to meet drinking water standards;
(b) Dust generation will have to be minimal or otherwise re-mediated;
(c) Dumping of material on the surface will have to be re-contoured and re-vegetated with natural vegetation;
(d) An assessment of all material to be left on the surface will need to be environmentally benign;
(e) Ground water will have to be monitored for any potential contaminants;
(f) The socio-economic impact of the project will have to be evaluated and if deemed negative, will have to be remediated; and
(g) There will have to be an impact report of the work on the local fauna and flora including a study of potentially endangered species.

There is a risk that new regulations could increase our costs of doing business and prevent us from carrying out our exploration program. We will also have to sustain the cost of reclamation and environmental remediation for all exploration work undertaken. Both reclamation and environmental remediation refer to putting disturbed ground back as close to its original state as possible. Other potential pollution or damage must be cleaned-up and renewed along standard guidelines outlined in the usual permits. Reclamation is the process of bringing the land back to its natural state after completion of exploration activities. Environmental remediation refers to the physical activity of taking steps to remediate, or remedy, any environmental damage caused. The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the recommended work program. If remediation costs exceed our cash reserves we may be unable to complete our exploration program and have to abandon our operations.

THE MARKET PRICE FOR PRECIOUS METALS IS BASED ON NUMEROUS FACTORS OUTSIDE OF OUR CONTROL. THERE IS A RISK THAT THE MARKET PRICE FOR PRECIOUS METALS WILL SIGNIFICANTLY DECREASE, WHICH WILL MAKE IT DIFFICULT FOR US TO FUND FURTHER MINERAL EXPLORATION ACTIVITIES, AND WOULD DECREASE THE PROBABILITY THAT ANY SIGNIFICANT MINERALIZATION THAT WE LOCATE CAN BE ECONOMICALLY EXTRACTED.

Numerous factors beyond our control may affect the marketability of minerals. These factors include market fluctuations, the proximity and capacity of natural resource markets and processing equipment, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in our not receiving an adequate return on invested capital and you may lose your entire investment in this offering by existing investors.

OUR SOLE OFFICER AND DIRECTOR MAY HAVE A CONFLICT OF INTEREST WITH THE MINORITY SHAREHOLDERS AT SOME TIME IN THE FUTURE.  SINCE THE MAJORITY OF OUR SHARES OF COMMON STOCK ARE OWNED BY OUR PRESIDENT, CHIEF EXECUTIVE OFFICER AND DIRECTOR, OUR OTHER STOCKHOLDERS MAY NOT BE ABLE TO INFLUENCE CONTROL OF THE COMPANY OR DECISION MAKING BY MANAGEMENT OF THE COMPANY.

Our sole officer and director beneficially own 68.3% of our outstanding common stock. The interests of our sole officer and director may not be, at all times, the same as that of our other shareholders. Our sole officer and director is not simply a passive investor but is also executive officer of the Company, his interest as executive may, at times be adverse to those of passive investors. Where those conflicts exist, our shareholders will be dependent upon our director exercising, in a manner fair to all of our shareholders, his fiduciary duties as officer or as member of the Company’s Board of Directors. Also, our director will have the ability to control the outcome of most corporate actions requiring shareholder approval, including the sale of all or substantially all of our assets and amendments to our articles of incorporation. This concentration of ownership may also have the effect of delaying, deferring or preventing a change of control of us, which may be disadvantageous to minority shareholders.

SINCE OUR SOLE OFFICER AND DIRECTOR HAS THE ABILITY TO BE EMPLOYED BY OR CONSULT FOR OTHER COMPANIES, HIS OTHER ACTIVITIES COULD SLOW DOWN OUR OPERATIONS.

Our sole officer and director is not required to work exclusively for us and does not devote all of his time to our operations. Therefore, it is possible that a conflict of interest with regard to his time may arise based on his employment by other companies. His other activities may prevent him from devoting full-time to our operations which could slow our operations and may reduce our financial results because of the slowdown in operations. It is expected that our officer and director will devote between 5 and 10 hours per week to our operations on an ongoing basis, and when required will devote whole days and even multiple days at a stretch when property visits are required or when extensive analysis of information is needed. We do not have any written procedures in place to address conflicts of interest that may arise between our business and the business activities of our director.

CURRENT MANAGEMENT’S LACK OF EXPERIENCE IN AND/OR WITH MINING AND, IN PARTICULAR, MINERAL EXPLORATION ACTIVITY, MEANS THAT IT IS DIFFICULT TO ASSESS, OR MAKE JUDGMENTS ABOUT, OUR POTENTIAL SUCCESS.

Our sole officer and director does not have any prior experience with or has ever been employed in the mining industry.  Additionally, our officer and director has no college or university degree, or other educational background, in mining or geology or in a field related to mining.  More specifically, our officer and director lacks technical training and experience with exploring for, starting, and/or operating a mine. With no direct training or experience in these areas, our officer and director may not be fully aware of many of the specific requirements related to mineral exploration, let alone the overall mining industry as a whole.  For example, our officer’s and director’s decisions and choices may fail to take into account standard engineering and other managerial approaches mineral exploration companies commonly use. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to our officer’s and director’s future possible mistakes, lack of sophistication, judgment or experience in this particular industry.  As a result, if we do obtain the funding or other means to implement a bona fide mineral exploration program, such program will likely have to be implemented and carried out by joint venturers, partners or independent contractors who would have the requisite mineral exploration experience and know-how that we currently lack.

IF THE SELLING SHAREHOLDERS SELL A LARGE NUMBER OF SHARES ALL AT ONCE OR IN BLOCKS, THE MARKET PRICE OF OUR SHARES WOULD MOST LIKELY DECLINE.

The selling shareholders are offering up to 1,160,000 shares of our common stock through this prospectus. Our common stock is presently not traded or quoted on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is quoted will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall. The outstanding shares of common stock covered by this prospectus represent 31.6% of the common shares outstanding as of the date of this prospectus.

We operate our business and maintain our bank accounts in Australia, a non-United States jurisdiction, which means that it may be difficult or impossible for stockholders to enforce a judgment obtained in the United States against the Company to obtain cash from the Company’s bank accounts in Australia.

Our operations are conducted in Australia, a foreign country where we maintain our bank accounts and the legal system of which is based on the common law.  Nevertheless, a judgment obtained by a stockholder against the Company in the United States will be difficult and costly, if not impossible, to enforce in Australia.  Additionally, there is no guarantee that Australia will not change its laws or policies to reverse policy choices in the past with respect to the enforceability of judgments obtained from courts in the United States in Australia.  Accordingly, an investor may lose his entire investment if he or she cannot enforce a judgment from a court in the United States against the Company in Australia.

RISKS RELATING TO OUR COMMON STOCK

THERE IS NO LIQUIDITY AND NO ESTABLISHED PUBLIC MARKET FOR OUR COMMON STOCK AND WE MAY NOT BE SUCCESSFUL AT OBTAINING A QUOTATION ON A RECOGNIZED QUOTATION SERVICE. IN SUCH EVENT IT MAY BE DIFFICULT TO SELL YOUR SHARES.

There is presently no public market in our shares. There can be no assurance that we will be successful at developing a public market or in having our common stock quoted on a quotation facility such as the OTC Bulletin Board. There are risks associated with obtaining a quotation, including that broker dealers will not be willing to make a market in our shares, or to request that our shares be quoted on a quotation service. In addition, even if a quotation is obtained, the OTC Bulletin Board and similar quotation services are often characterized by low trading volumes, and price volatility, which may make it difficult for an investor to sell our common stock on acceptable terms. If trades in our common stock are not quoted on a quotation facility, it may be very difficult for an investor to find a buyer for their shares in our Company.

OUR COMMON STOCK IS SUBJECT TO THE “PENNY STOCK” RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

Under U.S. federal securities legislation, our common stock will constitute “penny stock”. Penny stock is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

WE MAY, IN THE FUTURE, ISSUE ADDITIONAL COMMON SHARES, WHICH WOULD REDUCE INVESTORS’ PERCENT OF OWNERSHIP AND MAY DILUTE OUR SHARE VALUE.

Our Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock.  As of September 9, 2010, the Company had 3,660,000 shares of common stock outstanding. Accordingly, we may issue up to an additional 71,340,000 shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

THERE IS NO CURRENT TRADING MARKET FOR OUR SECURITIES AND IF A TRADING MARKET DOES NOT DEVELOP, PURCHASERS OF OUR SECURITIES MAY HAVE DIFFICULTY SELLING THEIR SHARES.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to have an application filed for admission to quotation of our securities on the OTC Bulletin Board after this prospectus is declared effective by the SEC. If for any reason our common stock is not quoted on the OTC Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

STATE SECURITIES LAWS MAY LIMIT SECONDARY TRADING, WHICH MAY RESTRICT THE STATES IN WHICH AND CONDITIONS UNDER WHICH YOU CAN SELL THE SHARES OFFERED BY THIS PROSPECTUS.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

Upon effectiveness of this Prospectus, the Company intends to become a “reporting issuer” under Section 12(g) of the U.S. Securities Exchange Act of 1934, as amended, by way of filing a Form 8-A with the Securities and Exchange Commission (“SEC”).  A Form 8-A is a “short form” of registration whereby information about the Company will be incorporated by reference to the Registration Statement on Form S-1, under which this Prospectus became effective.  Upon filing of the Form 8-A, the Company’s shares of common stock will become “covered securities,” or “federally covered securities” as described in some states’ laws, which means that unless you are an “underwriter” or “dealer,” you will have a “secondary trading” exemption under the laws of most states (and the District of Columbia, Guam, the Virgin Islands and Puerto Rico) to resell the shares of common stock you purchase in this offering.  However, four states do impose filing requirements on the Company: Michigan, New Hampshire, Texas and Vermont.  The Company intends, at its own cost, to make the required notice filings in Michigan, New Hampshire, Texas and Vermont immediately after filings its Form 8-A with the SEC.

The Company does not intend to seek registration or qualification of its shares of common stock the subject of this offering in any State or territory of the United States.  Aside from a “secondary trading” exemption, other exemptions under state law and the laws of US territories may be available to purchasers of the shares of common stock sold in this offering,

ANTI-TAKEOVER EFFECTS OF CERTAIN PROVISIONS OF NEVADA STATE LAW HINDER A POTENTIAL TAKEOVER OF ODENZA CORP.

Though not now, in the future we may become subject to Nevada’s control share law. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation. The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors:

(i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder’s shares.

Nevada’s control share law may have the effect of discouraging takeovers of the corporation.

In addition to the control share law, Nevada has a business combination law which prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after the “interested stockholder” first becomes an “interested stockholder,” unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquiror to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of Odenza Corp. from doing so if it cannot obtain the approval of our board of directors.

BECAUSE WE DO NOT INTEND TO PAY ANY CASH DIVIDENDS ON OUR COMMON STOCK, OUR STOCKHOLDERS WILL NOT BE ABLE TO RECEIVE A RETURN ON THEIR SHARES UNLESS THEY SELL THEM.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any of the proceeds from the sale of the common shares being offered for sale by the selling security holders.

DETERMINATION OF THE OFFERING PRICE

The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTCBB, and thereafter at prevailing market prices or privately negotiated prices. This price was arbitrarily determined by us.

SELLING SECURITY HOLDERS

The following table sets forth the shares beneficially owned, as of September 9, 2010, by the selling security holders prior to the offering by existing shareholders contemplated by this prospectus, the number of shares each selling security holder is offering by this prospectus and the number of shares which each would own beneficially if all such offered shares are sold.

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

Each of the selling security holders acquired their shares of common stock being resold hereunder directly from the Company for a purchase price of $0.025 per share. The percentages below are calculated based on 3,660,000 shares of our common stock issued and outstanding as of September 9, 2010. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

Name of Selling Shareholder	Shares Owned Before the Offering	Total Number of Shares to be Offered for the Security Holder’s Account	Total Shares Owned After the Offering is Complete	Percentage of Shares owned After the Offering is Complete
Thomas Alabakis	40,000	40,000	0	0
Kerrie Brearley	40,000	40,000	0	0
Lawrence Chan	40,000	40,000	0	0
Shreekunj Chandak	40,000	40,000	0	0
Michael Clifton-Jones	40,000	40,000	0	0
Shu Ying Feng	40,000	40,000	0	0
Christopher Gore	40,000	40,000	0	0
Paul Hill	40,000	40,000	0	0
Rhian Jeggo	40,000	40,000	0	0
Tarun Khemchandani	40,000	40,000	0	0
Divesh Lachwani	40,000	40,000	0	0
Nicole Lee	40,000	40,000	0	0
Ruth McIlroy	40,000	40,000	0	0
Adam McKenzie	40,000	40,000	0	0
Elaine McKenzie	40,000	40,000	0	0
Mitchell Hayley	40,000	40,000	0	0
Moss Hayley	40,000	40,000	0	0
Joel Murphy	40,000	40,000	0	0
Anthony Newton	40,000	40,000	0	0
Marcus Nicholson	40,000	40,000	0	0
Nazima Rangwala	40,000	40,000	0	0
Soyeb Rangwala	40,000	40,000	0	0
Christopher Reynolds	40,000	40,000	0	0
Daniel Roberts	40,000	40,000	0	0
Ronald Robinson	40,000	40,000	0	0
Sinha Sharoon	40,000	40,000	0	0
Matthew Valentine	40,000	40,000	0	0
John Vaughan	40,000	40,000	0	0
Laurience Vaughan	40,000	40,000	0	0
Total	1,160,000	1,160,000	0	0

None of the selling shareholders has a relationship with us other than as a shareholder, has ever been one of our officers or directors, or is a broker-dealer registered under the Securities Exchange Act, as amended, or an affiliate of such a broker-dealer.

We may require the selling stockholders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus, or the related registration statement, untrue in any material respect, or that requires the changing of the statements in these documents in order to make statements in those documents not misleading. We will file a post-effective amendment to the registration statement to reflect any such material changes to this prospectus.

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. As of September 9, 2010, there were 3,660,000 shares of our common stock issued and outstanding that were held by 30 stockholders of record, and no shares of preferred stock issued and outstanding.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

NEVADA ANTI-TAKEOVER LAWS

The Nevada Business Corporation Law contains a provision governing “Acquisition of Controlling Interest.”  This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part.  The control share acquisition act provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: (1) 20 to 33 1/3%, (2) 33 1/3 to 50%, or (3) more than 50%.  A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares.  The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the Articles of Incorporation or Bylaws of the corporation.  Our Articles of Incorporation and Bylaws do not exempt our common stock from the control share acquisition act.  The control share acquisition act is applicable only to shares of “Issuing Corporations” as defined by the act.  An Issuing Corporation is a Nevada corporation, which; (1) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; and (2) does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 stockholders of record resident of Nevada. Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met.  At such time as they may apply to us, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of the Company, regardless of whether such acquisition may be in the interest of our stockholders.

The Nevada “Combination with Interested Stockholders Statute” may also have an effect of delaying or making it more difficult to effect a change in control of the Company. This statute prevents an “interested stockholder” and a resident domestic Nevada corporation from entering into a “combination,” unless certain conditions are met.  The statute defines “combination” to include any merger or consolidation with an “interested stockholder,” or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an “interested stockholder” having; (1) an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation; (2) an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or (3) representing 10 percent or more of the earning power or net income of the corporation.  An “interested stockholder” means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof.  A corporation affected by the statute may not engage in a “combination” within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares.  If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of: (1) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher; (2) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or (3) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock. The effect of Nevada's business combination law is to potentially discourage parties interested in taking control of Omega Water Corp. from doing so if it cannot obtain the approval of our board of directors.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

PLAN OF DISTRIBUTION

As of the date of this prospectus, there is no market for our securities. After the date of this prospectus, we expect to have an application filed with the Financial Industry Regulatory Authority for our common stock to be eligible for trading on the OTC Bulletin Board. Until our common stock becomes eligible for trading on the OTC Bulletin Board, the selling security holders will be offering our shares of common stock at a fixed price of $0.10 per common share. After our common stock becomes eligible for trading on the OTC Bulletin Board, the selling security holders may, from time to time, sell all or a portion of the shares of common stock on OTC Bulletin Board, in privately negotiated transactions or otherwise. After our common stock becomes eligible for trading on the OTC Bulletin Board, such sales may be at fixed prices prevailing at the time of sale, at prices related to the market prices or at negotiated prices.

After our common stock becomes eligible for trading on the OTC Bulletin Board, the shares of common stock being offered for resale by this prospectus may be sold by the selling security holders by one or more of the following methods, without limitation:

* ordinary brokerage transactions and transactions in which the broker solicits purchasers;
* privately negotiated transactions;
* market sales (both long and short to the extent permitted under the federal securities laws);
* at the market to or through market makers or into an existing market for the shares;
* through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and
* a combination of any of the aforementioned methods of sale.

In the event of the transfer by any of the selling security holders of its shares of common stock to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling security holder who has transferred his, her or its shares.

 In effecting sales, brokers and dealers engaged by the selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling security holder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Before our common stock becomes eligible for trading on the OTC Bulletin Board, broker-dealers may agree with a selling security holder to sell a specified number of the shares of common stock at a price per share of $0.10. After our common stock becomes eligible for trading on the OTC Bulletin Board, broker-dealers may agree with a selling security holder to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling security holder if such broker-dealer is unable to sell the shares on behalf of the selling security holder. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. After our common stock becomes eligible for trading on the OTC Bulletin Board, such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such re-sales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

The selling security holders and any broker-dealers or agents that participate with the selling security holders in the sale of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, any of the selling security holders may pledge shares of common stock pursuant to the margin provisions of customer agreements with brokers. Upon a default by a selling security holder, their broker may offer and sell the pledged shares of common stock from time to time. After our common stock becomes eligible for trading on the OTC Bulletin Board, upon a sale of the shares of common stock, the selling security holders intend to comply with the prospectus delivery requirements under the Securities Act by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act that may be required in the event any of the selling security holders defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the shares of common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We and the selling security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling security holder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the shares of common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling security holders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

PENNY STOCK RULES

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks” as such term is defined by Rule 15g-9. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to the penny stock rules.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which: (i) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (ii) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities’ laws; (iii) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (iv) contains a toll-free telephone number for inquiries on disciplinary actions; (v) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (vi) contains such other information and is in such form as the Commission shall require by rule or regulation. The broker-dealer also must provide to the customer, prior to effecting any transaction in a penny stock, (i) bid and offer quotations for the penny stock; (ii) the compensation of the broker-dealer and its salesperson in the transaction; (iii) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (iv) monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

REGULATION M

During such time as we may be engaged in a distribution of any of the shares we are registering by this registration statement, we are required to comply with Regulation M. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a “distribution” as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a “distribution  participant” as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. We have informed the selling shareholders that the anti-manipulation provisions of Regulation M may apply to the sales of their shares offered by this prospectus, and we have also advised the selling shareholders of the requirements for delivery of this prospectus in connection with any sales of the common stock offered by this prospectus.

DESCRIPTION OF BUSINESS

ORGANIZATION WITHIN THE LAST FIVE YEARS

On July 16, 2009, the Company was incorporated under the laws of the State of Nevada. We are engaged in the business of acquisition, exploration and development of natural resource properties.

William O’Neill has served as our President and Chief Executive Officer, Secretary and Treasurer, from July 16, 2009, until the current date.  Our board of directors is comprised of one person:  William O’Neill.

We are authorized to issue 75,000,000 shares of common stock, par value $.001 per share. In November 2009, we issued 2,500,000 shares of common stock to our director.  Said issuance was paid at a purchase price of the par value per share or a total of $2,500.  We hold our cash in bank accounts located in Australia.

On September 25, 2009 we entered into a Mineral Property Option Agreement whereby we have the right to acquire a100% interest in an anticipated- to-be-granted Prospecting License P21/709, located in the Murchison Mineral-filed in Western Australia and known as the Island Project Lake Austin.  The option agreement requires us to make an initial cash payment of AUD$4,000 (US$3,680), which we paid on September 25, 2009.  The option agreement has an exercise price of approximately fifty thousand AUD$50,000 (US$46,000) cash to be paid if exercised by the Company.  We retained a consulting geologist to prepare an evaluation report on the prospects. We intend to conduct exploratory activities on the claim and if feasible, develop the prospects.

IN GENERAL

We are an exploration stage company engaged in the acquisition and exploration of mineral properties. We currently hold an option to acquire for AUS$50,000 (US$46,000) a 100% undivided interest Prospecting License P21/709 located in the Murchison Mineral-filed in Western Australia and known as the Island Project Lake Austin.  We are currently conducting mineral exploration activities on the Island Project Lake Austin in order to assess whether it contains any commercially exploitable mineral reserves.  Currently there are no known mineral reserves on the Island Project Lake Austin.

We have not earned any revenues to date.  Our independent auditor has issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern. The source of information contained in this discussion is our geology report prepared Gregory Curnow, B. SC (Geology), M AusIMM, dated November 12, 1099.

There is the likelihood of our mineral claim containing little or no economic mineralization or reserves of gold and other minerals. We are presently in the exploration stage of our business and we can provide no assurance that any commercially viable mineral deposits exist on our mineral claims, that we will discover commercially exploitable levels of mineral resources on our property, or, if such deposits are discovered, that we will enter into further substantial exploration programs. Further exploration is required before a final determination can be made as to whether our mineral claims possess commercially exploitable mineral deposits. If our claim does not contain any reserves all funds that we spend on exploration will be lost.

We have no current plans, proposals or arrangements, written or otherwise, to seek a business combination with another entity in the near future.

POTENTIAL ACQUISITION OF THE ISLAND PROJECT LAKE AUSTIN

In September 25, 2009, we purchased an option to acquire a 100% undivided interest in a mineral claim known as Prospecting License P21/709 located in the Murchison Mineral-filed in Western Australia and known as the Island Project Lake Austin, for a price of AUD$4,000 (US$3,600).  The mineral claim underlying the option was granted by the Department of Mines and Petroleum, Western Australia, on July 16, 2010.

We engaged Gregory Curnow, B. SC (Geology). M AusIMM, to prepare a geological evaluation report on the Island Project Lake Austin. Mr. Curnow is a consulting professional geologist and Member of the Australasian Institute of Mining & Metallurgy. Mr. Curnow attended Monash University, Melbourne, Australia and graduated in 1986 with  Bachelor of Science degree in geology.

The work completed by Mr. Curnow in preparing the geological report consisted of a review of geological data from previous exploration within the region. The acquisition of this data involved the research and investigation of historical files to locate and retrieve data information acquired by previous exploration companies in the area of the mineral claims.

We received the geological evaluation report on the Island Project Lake Austin entitled “Evaluation Report, P 21/709, Lake Austin Project, Western Australia” prepared by Mr. Curnow on February 13, 2008. The geological report summarizes the results of the history of the exploration of the mineral claims, the regional and local geology of the mineral claims and the mineralization and the geological formations identified as a result of the prior exploration. The geological report also gives conclusions regarding potential mineralization of the mineral claims and recommends a further geological exploration program on the mineral claims. The description of the Island Project Lake Austin provided below is based on Ms. Curnow’s report.

DESCRIPTION OF PROPERTY

The property on which the Company has an option is the Lake Austin prospect which is comprised of one located mineral claim, Prospecting License 21/709.   The Lake Austin prospect is in the Day Dawn district of the Murchison Mineral Fields approximately 550 kilometers north north-east of Perth. The nearest towns are the mining centers of Cue 25 kilometers to the north and Mt Magnet 50 kilometers to the south.

The license occurs in the central part of Lake Austin adjacent to an area known as the Island. The Island covers an area of about eight square kilometers and is approximately five kilometers from north to south and two kilometers across its widest point. The highest ridge on the Island rises approximately 50 meters above the lake floor.

The Great Northern Highway crosses Lake Austin via the Island and a causeway connects the Island to the mainland. A graded track leads from the highway to Mining Lease M 21/66 from which access to Prospecting License P 21/709 is obtained.

The license was applied for by Victor Caruso on July 12, 2009 and covers approximately 140 hectares of salt lake ground at Lake Austin. Mr. Caruso is the third party with whom we have entered into our Mineral Property Option Agreement.

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Cue 20 kms
Great Northern Highway
Lake Austin
M21/66
P21/709
M21/140
N
Km
0
2
Scale: 1:50000
Lake Austin
Island Project
Tenement Location Map
Projection: MGA Zone 50 (GDA 94)

PHYSIOGRAPHY, CLIMATE, VEGETATION & WATER

The Lake Austin prospect is situated in the state of Western Australia, Australia, at the southern end of the Sheep Mountain Range, a north-south trending range of mountains with peaks reaching an elevation of 4,184 feet. The western portion of the claim covers a plateau-like area with the northeastern portion of descending elevations to a local valley and road. Elevations within the confines of the Claim are within the range of 300 feet.

The area is of a typically desert climate and relatively high temperature and low precipitation. Vegetation consists mainly of desert shrubs and cactus. Sources of water would be available from valley wells.

PROPERTY HISTORY

There is no prior mining exploration activity for the property to which our Mineral Property Option Agreement relates.

REGIONAL GEOLOGY

The portion of the Golconda Formation exposed in the property to which our Mineral Property Option relates (the “Project Area”) forms part of a steep westerly dipping limb of a north trending and north plunging anticline. Geologically the Island consists of two contrasting halves with the eastern side, where all the old workings are located, consisting of a series of ridges that run the full length of the Island.

The stratigraphic succession is reasonably well known. In contrast, the western side of the Island has no outcrop and, until recently received little attention. A series of rotary air-blast holes along widely spaced traverses encountered ultramafic rocks that displayed signs of shearing. This program was followed by 15 angled reverse circulation air core drill holes. Most of the drilling was west of the Project Area but they also encountered ultramafics. The Golconda Formation on the eastern side of the Island has been divided into five lithostratigraphic units.

Quartz veining is common in the BIF and mafic volcanics.  Some geologists suggest that the veins represent axial plane fracture filling of various fold structures generally trending north. However, auriferous quartz veins with other orientations occur on the Island.

One geologist notes the existence of irregular quartz reefs which adopt “a somewhat tortuous course” Yet another geologist reports the presence of an east striking quartz reef at the Chicago workings and indicates that it was very rich in gold where it intersected a large north striking reef.

Three sets of faults are present locally and include a set of strike slip faults and two sets of cross faults; one set trending east- northeast and the other trending west- northwest. The strike slip faults are most commonly developed in the mafic volcanics and are potential sites for gold mineralization.

Figure 2: Project Area Geology

Unit	Description	Associated Mine
Camp Dolerite	Coarse grained dolerite and gabbro intruding most stratigraphic formation
Austin Trigg series	Mafic volcanic/sediments, banded iron formation(carbonate facies) Mafic volcanic/sediments with dolerite BIF (carbonate facies)
Eureka Series	Mafic volcanic /sediments with dolerite Mafic volcanic BIF sequence(sulphide-carbonate facies Mafic volcanic /sediments with dolerite BIF (oxide facies)	Eureka, Golconda Hevrons, Baxters
Miners Hut series
Mafic volcanic banded iron formation ( carbonate facies) Mafic volcanic /sediments with dolerite BIF (silicate-sulphide-carbonate facies) Mafic volcanic /sediment. Banded iron formation with dolerite BIF (oxide-sulphide facies)
Golconda Golconda, Scottish Chief Evening Star
Ironclad series
Mafic volcanic /sediments with dolerite BIF ( sulphide-carbonate facies) Mafic volcanic sediment with dolerite BIF/chert (oxide-silicate facies and mafic volcanic black shale) BIF/chert (oxide silicate facies) Rhyolite. Mafic volcanic /sediment with dolerite
Ironclad, Chicago Shamrock, Orient
Lake Basalt	Pyroclastics and basalt

Table 2: Subdivision of the Golconda Formation

Mineralization

Gold mineralization on the Island is associated with the Archaean basement, though there is alluvial mineralization associated with the overlaying Cainozoic sediments.  The basement mineralization can be broken up into three types.

• Vein Gold Deposits

Most past production has been based on gold mineralization associated with quartz veins. These occupy narrow shear zones, faults and tension fractures in the inter-bedded mafic metavolcanics and banded iron formation.

The quartz veins are generally parallel to the banded iron formation but dip at a slightly flatter angle (see Fig 3a, 3b, and 3c).

In the case of the Golconda mine, past drilling indicates that there is a flattening of the dip of the quartz vein at depth (Fig 3c). The gold mineralization increases where the quartz veins are close to, or in contact with, the banded iron formation.

• Mafic Hosted Shear Zones

This type of mineralization was intersected in CSR’s drillhole RC49, which bottomed out in a shear zone consisting of chlorite schist and contained 3.38 g/t Au over the last meter (Fig 3c).

As far as is known, this is the only known occurrence of this type of mineralization.

• Banded Iron Formation

Generally, gold mineralization in banded iron formation is associated with quartz veining. Surface sampling of BIF by BHP Minerals failed to detect gold bearing horizons (Williams 1980).

However, Rafty Scott (1983) report disseminated gold mineralization in a sulphide-carbonate facies of BIF in a diamond drill hole just north of the Ironclad mine (Fig 3b).

This occurrence is in the oxidized zone and the highest value recorded was 8.74 g/t Au over 0.5 meter.

EXPLORATION POTENTIAL

The exploration potential of project area is based on the substantial past production and known, widespread occurrence of gold on the Island itself (Lake Austin Gold Mining Centre). It is highlighted by similar widespread mineralization at the adjacent Mainland and Moyagee Gold Mining Centres, as well as the major production of the whole mining district (Day Dawn Mining District).

In spite of the high potential, the project area is under explored and this is reflected in the lack of specific knowledge of mineralization controls.  It is expected that such control will be partly structural and partly ithologic/stratigraphic.  Therefore the Company has adopted six conceptual targets as follows:

• Ultramafic
On the basis of the regional geology a major shear zone around the western perimeter of the Golconda Formation can be postulated. This zone would roughly parallel the Mt Magnet and Day Dawn Shear Zones and would be consistent with the linear distribution of gold parallel to the western margin of the Golconda Formation in this area. The recent discovery of gold in ultramafics along the Austin Line (Perilya Mines NL) further to the south at Moyagee highlights the gold potential.

• Banded Iron Formation Suite

The exploration work on the BIF by two geologists shows gold mineralization in five separate stratigraphic horizons, through the entire structure (Table 2).

Although a gold resource has been identified in the BIF at the New Orient mine, factors controlling gold mineralization within the BIF horizons are not yet totally understood. BIF horizons should be traced along the Island into the Licence and its gold potential fully explored.

• Shear Zones within the Mafic Volcanics

The drilling program completed by CSR Limited indicated that strike faults are relatively common within the mafic volcanics and that the shear zones associated with them are potentially auriferous.

Drillhole RC49 bottomed in one such shear auriferous shear zone with the bottom meter containing 3.38 g/t Au (Fig 3c). Mafic volcanics are predominate in the section on the eastern side of the Island, but are poorly exposed and as a result have not been extensively explored.

• Gold Mineralization Associated with Cross Faults

At this stage it is not known what role, if any, the cross faults play in gold mineralization on the Island and in the Project Area.

Two geologists have already observed that most production from BIF on the Island has come from structurally complex areas bounded by northeasterly and west-north westerly striking faults and mafic intrusions.

Nine such unexplored fault zones are prominent on the Island and should be explored over their full length, including the projected area where they would intersect the ultramafics.

• Fault Zones

The richest ore shoots in the banded iron formation were associated with tight folds, possibly drag folds, which parallel the plunge of the main fold, to the north.

Mapping by two geologists shows a series of folds extending in a south- southeast direction from the Golconda mine.   The identification of fold zones should be explored for in the Project Area.

• Placer Deposits

The onshore auriferous alluvials were shown to extend beneath the lake sediments by the early prospectors.  These should be pursued, particularly in the shallower areas, for detrital and re-precipitated gold. The pursuit of gravel-filled channels beneath the lake clays further from the shore should also be regarded as a prime exploration target. A great deal of new information is now available on the deposition of hydrochemical gold in sediments (Morgan, 1992).  Palaeoalluvial deposits have been significant producers in Western Australia, such as at Ora Banda and Higginsville.

[remainder of page intentionally left blank]

DRILL CROSS SECTIONS
THE ISLAND PROJECT

DDH6
DDH7
RC49
RCH52
VERTICAL DEPTH (m)
Depth of weathering
CROSS SECTION A
Ironclad : DDH6
CROSS SECTION B
Ironclad : DDH7
CROSS SECTION C
Golconda zone : RC49
CROSS SECTION D
Ironclad : RCH52
REFERENCE
ADG Dolerite/gabbro
Ai Banded Iron Formation
Aq Quartz
AMV AMVC Mafic metavolcanics chloritic schists
Shear
Fault with movement direction
Drive
Mined out area
ppm Au
Histogram
After Ratty and Scott 1983
CSR Limited

Figure 3: Drilling Cross-Sections

CONDITIONS TO RETAIN TITLE TO THE CLAIM

State and local regulations will require a yearly maintenance fee to keep the claim to Island Project Lake Austin in good standing.  Yearly maintenance fees of AUD$15,000 (US$13,800) payable to the Department of Mines and Petroleum Western Australia, and AUD$1,500 (US$1,380) payable to the Shire of Ashburton, are payable prior to the anniversary of the claim to keep the claim in good standing for an additional year.

COMPETITIVE CONDITIONS

The mineral exploration business is an extremely competitive industry. We are competing with many other exploration companies looking for minerals. We are a very early stage mineral exploration company and a very small participant in the mineral exploration business. Being a junior mineral exploration company, we compete with other companies like ours for financing and joint venture partners. Additionally, we compete for resources such as professional geologists, camp staff, helicopters and mineral exploration supplies.

GOVERNMENT APPROVALS AND RECOMMENDATIONS

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in Australia, the state of Western Australia and the Shire of Ashburton.

COSTS AND EFFECTS OF COMPLIANCE WITH ENVIRONMENTAL LAWS

We currently have no costs to comply with environmental laws concerning our exploration program. We will also have to sustain the cost of reclamation and environmental remediation for all work undertaken which causes sufficient surface disturbance to necessitate reclamation work. Both reclamation and environmental remediation refer to putting disturbed ground back as close to its original state as possible. Other potential pollution or damage must be cleaned-up and renewed along standard guidelines outlined in the usual permits. Reclamation is the process of bringing the land back to a natural state after completion of exploration activities. Environmental remediation refers to the physical activity of taking steps to remediate, or remedy, any environmental damage caused, i.e. refilling trenches after sampling or cleaning up fuel spills. Our initial programs do not require any reclamation or remediation other than minor clean up and removal of supplies because of minimal disturbance to the ground. The amount of these costs is not known at this time as we do not know the extent of the exploration program we will undertake, beyond completion of the recommended three phases described in the chart below. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on our earnings or competitive position in the event a potentially economic deposit is discovered.

Proposed Work	Amount	Cost ($AUD)
Phase 1
Data Collection		$5,000.00
Re-Interpretation of Geophysical Data		$10,000.00
Field Mapping	5 days @ $500	$2,500.00
Sampling	50 samples @ $30	$1,500.00
Travel & Accommodation	5 days @ $300	$1,500.00
Report	1.5 days @ $1,000	$1,500.00
Administration	15 % of costs	$3,300.00

		$25,300.00
Phase 2
Soil Sampling	5 days @ $750	$3,750.00
Assaying	150 samples @ $20	$3,000.00
Ground Geophysics		$65,000.00
Report	1.5 days @ $1,000	$1,500.00
Administration	15 % of costs	$10,987.50

		$84,237.50
Phase 2
Drilling	1,000 metres @ $50	$50,000.00
Assaying	1,000 metres @ $30	$30,000.00
Supervision	7 days @ $600	$4,200.00
Travel & Accommodation	7 days @ $300	$2,100.00
Report	1.5 days @ $1,000	$1,500.00
Administration	15 % of costs	$13,170.00

		$100,970.00

Total		$210,507.50

EMPLOYEES

We currently have no employees other than our directors. We intend to retain the services of geologists, prospectors and consultants on a contract basis to conduct the exploration programs on our mineral claims and to assist with regulatory compliance and preparation of financial statements.

OUR EXECUTIVE OFFICES

Our executive offices are located at 126 Station Street, Newtown, NSW 2042, Australia.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company. The Company’s mineral claim is not the subject of any pending legal proceedings.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

ADMISSION TO QUOTATION ON THE OTC BULLETIN BOARD

We intend to have our common stock be quoted on the OTC Bulletin Board. If our securities are not quoted on the OTC Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it:

(1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and (2) securities admitted to quotation are offered by one or more Broker-dealers rather than the “specialist” common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. We do not yet have an agreement with a registered broker-dealer, as the market maker, willing to list bid or sale quotations and to sponsor the Company listing. If the Company meets the qualifications for trading securities on the OTC Bulletin Board our securities will trade on the OTC Bulletin Board until a future time, if at all, that we apply and qualify for admission to quotation on the NASDAQ Capital Market. We may not now and it may never qualify for quotation on the OTC Bulletin Board or be accepted for listing of our securities on the NASDAQ Capital Market.

TRANSFER AGENT

We have not retained a transfer agent to serve as transfer agent for shares of our common stock. Until we engage such a transfer agent, we will be responsible for all record-keeping and administrative functions in connection with the shares of our common stock.

HOLDERS

As of September 9, 2010, the Company had 3,360,000 shares of our common stock issued and outstanding held by 30 holders of record.

The selling stockholders are offering hereby up to 1,160,000 shares of common stock at fixed price of $0.10 per share.

DIVIDEND POLICY

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Directors. There are no contractual restrictions on our ability to declare or pay dividends.  See the Risk Factor entitled “ BECAUSE WE DO NOT INTEND TO PAY ANY CASH DIVIDENDS ON OUR COMMON STOCK, OUR STOCKHOLDERS WILL NOT BE ABLE TO RECEIVE A RETURN ON THEIR SHARES UNLESS THEY SELL THEM.”

SECURITIES AUTHORIZED UNDER EQUITY COMPENSATION PLANS

We have no equity compensation or stock option plans. We may in the future adopt a stock option plan as our mineral exploration activities progress.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATION

Certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to the future operating performance of the Company and the products we expect to offer and other statements contained herein regarding matters that are not historical facts, are “forward-looking” statements. Future filings with the Securities and Exchange Commission, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

PLAN OF OPERATION

Our plan of operation for the twelve months following the date of this prospectus is to complete the first and second of the three phases of the exploration program on our prospects. In addition to the $210,508 we anticipate spending for the first two phases of the exploration program as outlined below, we anticipate spending an additional $12,508 on general and administration expenses including fees payable in connection with the filing of our registration statement and complying with reporting obligations, and general administrative costs. Total expenditures over the next 12 months are therefore expected to be approximately $223,016.  We will experience a shortage of funds prior to funding and we may utilize funds from our president, however they have no formal commitment, arrangement or legal obligation to advance or loan funds to the company.

Phase 1

•	Collection, purchase and collation of all relevant geological, geophysical and mining data available;
•	Re-interpretation of available geophysics to determine location of possible mineralized shears and faults; and
•	Field mapping and rock chip sampling of the license.

Phase 2

•	Soil sampling of any significant areas highlighted in Phase 1; and
•	Ground geophysics of targets generated by the re-interpretation of available geophysical data.

Phase 3

•	Drilling of any significant targets generated during Phase 2 work.

Proposed Work	Amount	Cost ($AUD)
Phase 1
Data Collection		$5,000.00
Re-Interpretation of Geophysical Data		$10,000.00
Field Mapping	5 days @ $500	$2,500.00
Sampling	50 samples @ $30	$1,500.00
Travel & Accommodation	5 days @ $300	$1,500.00
Report	1.5 days @ $1,000	$1,500.00
Administration	15 % of costs	$3,300.00

		$25,300.00
Phase 2
Soil Sampling	5 days @ $750	$3,750.00
Assaying	150 samples @ $20	$3,000.00
Ground Geophysics		$65,000.00
Report	1.5 days @ $1,000	$1,500.00
Administration	15 % of costs	$10,987.50

		$84,237.50
Phase 2
Drilling	1,000 metres @ $50	$50,000.00
Assaying	1,000 metres @ $30	$30,000.00
Supervision	7 days @ $600	$4,200.00
Travel & Accommodation	7 days @ $300	$2,100.00
Report	1.5 days @ $1,000	$1,500.00
Administration	15 % of costs	$13,170.00

		$100,970.00

Total		$210,507.50

We plan to commence Phase 1 of the exploration program on the prospects in the fall of 2010.  We expect this phase to take 7 days to complete and an additional one to two months for the geologist to prepare his report.

The above program costs are management’s estimates based upon the recommendations of the consulting geologist’s report and the actual project costs may exceed our estimates.  To date, we have not commenced exploration.

Following Phase 1 of the exploration program, if it proves successful in identifying mineral deposits, we intend to proceed with Phase 2 of our exploration program. Management will rely on the consulting geologist’s recommendations in making a decision to proceed with Phase 2. Subject to the results of Phase 1, we anticipate commencing with Phase 2 in the winter of 2011. We will require additional funding to commence with Phase 1 work on the prospects; we have no current plans on how to raise the additional funding. We cannot provide any assurance that we will be able to raise sufficient funds to proceed with any work after the first phase of the exploration program.

We are a party to a Mineral Property Option Agreement whereby we have the right to acquire a 100% interest in Prospecting License P21/709 located in the Murchison Mineral field in Western Australia and known as the Island Project Lake Austin.  It is only under this option agreement that we potentially have any right to explore for mineralized material.  This option agreement requires us to pay an exercise price of AUD$50,000 (approximately $46,000) cash, in order for us to have the right to explore for mineralized materials in the area covered by Prospecting License P21/709.  Our option expires September 25, 2011.

If we fail to pay the exercise price, we will not have the right to conduct exploration activities at all.  Currently, we do not have sufficient funds to pay the exercise price.  We cannot provide investors with any assurance that we will be able to raise sufficient funds pay the $46,000 exercise price, and we have no current plans on how to raise the additional funding.

In terms of exploratory work we will be able to conduct before we exercise the option, we anticipate completing Phases 1 and 2 of our Plan of Operation, subject to our ability to raise sufficient funds to complete Phases 1 and 2, and depending on the results of Phases 1 and 2, commencement of drilling of any significant targets generated during Phase 2 work.

BUDGET

ACCOUNTING AND AUDIT PLAN

We intend to continue to have our Chief Financial Officer prepare our quarterly and annual financial statements and have these financial statements reviewed or audited by our independent auditor. Our independent auditor is expected to charge us approximately $1,500 to review our quarterly financial statements and approximately $3,000 to audit our annual financial statements. In the next twelve months, we anticipate spending approximately $11,000 to pay for our accounting and audit requirements.

SEC FILING PLAN

We intend to become a reporting company in 2010 after our registration statement on Form S-1 is declared effective. This means that we will file documents with the United States Securities and Exchange Commission on a quarterly basis.

We expect to incur filing costs of approximately $1,000 per quarter to support our quarterly and annual filings. In the next twelve months, we anticipate spending approximately $10,000 for legal costs in connection with our three quarterly filings, annual filing, and costs associated with filing the registration statement to register our common stock.

RESULTS OF OPERATIONS

We have had no operating revenues since our inception on July 16, 2009, through April 30, 2010. Our activities have been financed from the proceeds of share subscriptions. From our inception to January 31, 2010 we have raised a total of $31,500 from private offerings of our common stock.  All such private offerings were made in reliance on the exemption from registration afforded by Rule 903(b)(3) of Regulation S, promulgated pursuant to the Securities Act of 1933, as amended.   The Company made all offers and sales offshore of the US, to non-US persons, with no directed selling efforts in the US, and were offering restrictions were implemented.

For the period from inception to April 30, 2010, we incurred total expenses of $12,443, consisting of mining costs of $4,590, professional fees of $6,358 and general ad adminstrative expenses of $1,495.

LIQUIDITY AND CAPITAL RESOURCES

At April 30, 2010, we had a cash balance of $28,141. Our expenditures over the next 12 months are expected to be approximately $223,016.

We must raise approximately $194,875, to complete our plan of operation for the next 12 months. Additional funding will likely come from equity financing from the sale of our common stock, if we are able to sell such stock. If we are successful in completing an equity financing, existing shareholders will experience dilution of their interest in our Company. We do not have any financing arranged and we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund our exploration activities. In the absence of such financing, our business will fail.

There are no assurances that we will be able to achieve further sales of our common stock or any other form of additional financing. If we are unable to achieve the financing necessary to continue our plan of operations, then we will not be able to continue our exploration of the Claims and our business will fail.

GOING CONCERN CONSIDERATION

We have not generated any revenues since inception. As of April 30, 2010, the Company had accumulated losses of $12,443. Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors. Our financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

OFF BALANCE SHEET ARRANGEMENTS.

We have no off-balance sheet arrangements including arrangements that would affect our liquidity, capital resources, market risk support and credit risk support or other benefits.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The Company’s fiscal year-end is January 31.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with original maturity of three months or less to be cash equivalents.

USE OF ESTIMATES AND ASSUMPTIONS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

 EXPLORATION STAGE COMPANY

The Company complies with Accounting Standards Codification (“ASC”) 915 “Development Stage Entities for its characterization of the Company as pre-exploration stage.

FAIR VALUE OF FINANCIAL INSTRUMENT

The Company’s financial instrument consisted of cash and accounts payable. Unless otherwise noted, it is management’s opinion the Company is not exposed to significant interest, currency or credit risks arising from this financial instrument.  Because of the short maturity of such assets and liabilities the fair value of these financial instruments approximate their carrying values, unless otherwise noted.

INCOME TAXES

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted ASC 740-10-50 “Accounting for Income Taxes” as of its inception. Pursuant to the standard, the Company is required to compute tax asset benefits for net operating losses carried forward.

BASIC AND DILUTED NET INCOME (LOSS) PER SHARE

The Company computes net income (loss) per share in accordance with ASC 260-10-4-5, “Earnings per Share.” The standard requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of common shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options, using the treasury stock method, and convertible preferred stock, using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential common shares if their effect is anti-dilutive.

RECENT ACCOUNTING PRONOUNCEMENTS

In February 2010, the FASB issued Accounting Standards Update (“ASU”) No. 2010-09, “Amendments to Certain Recognition and Disclosure Requirements” (“ASU 2010-09”), which is included in the FASB Accounting Standards CodificationTM ( the “ASC”) Topic 855 (Subsequent Events).  ASU 2010-09 clarifies that an SEC filer is required to evaluate subsequent events through the date that the financial statements are issued.  ASU 2010-09 is effective upon the issuance of the final update and did not have a significant impact on the Company’s consolidated financial statements.

In June 2009, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 168, FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles, a replacement of SFAS No. 162 (“Statement 168”). Statement 168 establishes the FASB Accounting Standards Codification as the source of authoritative accounting principles recognized by the FASB to be applied in the preparation of financial statements in conformity with generally accepted accounting principles. Statement 168 explicitly recognizes rules and interpretive releases of the Securities and Exchange Commission (“SEC”) under federal securities laws as authoritative GAAP for SEC registrants. Statement 168 is effective for financial statements issued for fiscal years and interim periods ending after September 15, 2009. The Company has adopted Statement 168 for the year ended January 31, 2010.

Other pronouncements issued by the FASB or other authoritative accounting standards groups with future effective dates are either not applicable or are not expected to be significant to the financial statements of the Company.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The Directors and Officers currently serving our Company is as follows:

Name	Age	Positions and Offices

Mr. William O’Neill (1)	49	President, Chief Executive Officer, Secretary, Treasurer and Director

(1) c/o Odenza Corp., 1802 North Carson Street, Suite 108, Carson City, Nevada 89701.

The director named above will serve until the next annual meeting of the stockholders or until his respective resignation or removal from office.. Thereafter, directors are anticipated to be elected for one-year terms at the annual stockholders’ meeting. Officers will hold their positions at the pleasure of the Board of Directors, absent any employment agreement, of which none currently exists or is contemplated.

WILLIAM O’NEILL

Mr. O’Neill has served as our President, Chief Executive Officer, Secretary and a Director since July 16, 2009.  Since January 2005, Mr. O’Neill has owned and operated an IT consultancy business, focusing primarily on website development services.  Prior to 2005, Mr. O’Neill was an employee of Qantas Airlines for 13 years and an employee of British Airways for 3 years, holding a variety of positions, including programming, systems delivery and sales.  Mr. O’Neill obtained his Bachelor of Business in 1981 from the Western Australia Institute of Technology, now named Curtin University of Technology, located in Perth, Australia.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of one member, whom does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market (the Company has no plans to list on the NASDAQ Global Market).  The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to our director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by our director and us with regard to our director’s business and personal activities and relationships as they may relate to us and our management.

SIGNIFICANT EMPLOYEES AND CONSULTANTS

Our officer and director, William O’Neill, in not an employee of the Company.  Mr. O’Neill is an independent contractor/consultant to the Company.  We currently have no employees .

 CONFLICTS OF INTEREST

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our director. The Board of Directors has not established an audit committee and does not have an audit committee financial expert, nor has the Board established a nominating committee. The Board is of the opinion that such committees are not necessary since the Company is an early exploration stage company and has only one director, and to date, such director has been performing the functions of such committees. Thus, there is a potential conflict of interest in that our director and officer has the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions.

Other than as described above, we are not aware of any other conflicts of interest of our executive officer and director.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

There are no legal proceedings that have occurred since our incorporation concerning our director, or control persons which involved a criminal conviction, a criminal proceeding, an administrative or civil proceeding limiting one’s participation in the securities or banking industries, or a finding of securities or commodities law violations.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The table below summarizes all compensation awarded to, earned by, or paid to our Officers for all services rendered in all capacities to us for the fiscal periods indicated.

						Non-Equity
Name and						Incentive	Nonqualified
Principal				Stock	Option	Plan	Deferred	All Other
Position	Year	Salary($)	Bonus($)	Awards($)	Awards($)	Compensation($)	Compensation($)	Compensation($)	Total($)
William O’Neill (1)	2010	0	0	0	0	0	0	0	0
	2009	0	0	0	0	0	0	0	0

(1) President and Chief Executive Officer, Secretary, Treasurer and Director.

Our director has not received monetary compensation since our inception to the date of this prospectus. We currently do not pay any compensation to our director serving on our board of directors.

 STOCK OPTION GRANTS

We have not granted any stock options to our executive officer since our inception. Upon the further development of our business, we will likely grant options to directors and officers consistent with industry standards for junior mineral exploration companies.

EMPLOYMENT AGREEMENTS
The Company is not a party to any employment agreement and has no compensation agreement with its sole officer and director, William O’Neill.

DIRECTOR COMPENSATION

The following table sets forth director compensation as of September 9, 2010:

	Fees			Non-Equity	Nonqualified
	Earned			Incentive	Deferred
	Paid in	Stock	Option	Plan	Compensation	All Other
Name	Cash($)	Awards($)	Awards($)	Compensation($)	Earnings($)	Compensation($)	Total($)
William O’Neill	0	0	0	0	0	0	0

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of September 9, 2010, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 3,660,000 shares of our common stock issued and outstanding as of September 9, 2010. We do not have any outstanding warrant, options or other securities exercisable for or convertible into shares of our common stock.

	Name and Address	Number of Shares
Title of Class	of Beneficial Owner	Owned Beneficially	Percent of Class Owned

Common Stock:	Mr. William O’Neill, President, Chief Executive Officer, Secretary, Treasurer and Director (1)	2,500,000	68.3%

All executive officers and directors as a group		2,500,000	68.3%

 (1) c/o Odenza Corp., 1802 North Carson Street, Suite 108, Carson City, Nevada 89701.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In November 2009, we issued 2,500,000 shares of common stock to our director, at a purchase price of $0.001 per share, for aggregate proceeds of $2,500.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Our Bylaws provide to the fullest extent permitted by law that our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to provisions of the State of Nevada, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a Registration Statement on Form S-1, under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. We do not file reports with the Securities and Exchange Commission, and we will not otherwise be subject to the proxy rules. The registration statement and other information may be read and copied at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports and other information regarding issuers that file electronically with the Commission.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
ACCOUNTING AND FINANCIAL DISCLOSURE

Chang Park, CPA, is our registered independent auditor. There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

ODENZA CORP.

Chang G. Park, CPA, Ph. D.
t 2667 CAMINO DEL RIO SOUTH PLAZA B t SAN DIEGO t CALIFORNIA 92128t
t TELEPHONE (858)722-5953 t FAX (858) 761-0341  t FAX (858) 764-5480
t E-MAIL changgpark@gmail.com t

 Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders
Odenza Corp.
(An Exploration Stage company)

We have audited the accompanying balance sheet of Odenza Corp. (the Exploration Stage “Company”) as of January 31, 2010 and the related statement of operation, changes in shareholders’ equity and cash flow for the period from July 16, 2009 (inception) through January 31, 2010. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Odenza Corp. as of January 31, 2010, and the result of its operation and its cash flow for the period from July 16, 2009 (inception) to January 31, 2010 in conformity with U.S. generally accepted accounting principles.

The financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company’s losses from operations and no operation raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Chang Park
CHANG G. PARK, CPA

April 15, 2010
San Diego, CA. 91910

ODENZA CORP
 (An Exploration Stage Company)

FINANCIAL STATEMENTS

January 31, 2010

ODENZA CORP.
 (An Exploration Stage Company)

BALANCE SHEETS

January 31
2010

ASSETS

Current
Cash	$31,284

Total assets	$31,284

LIABILITIES

Current
Accounts payable and accrued liabilities	$807
Due to related party (Note 5)	7,035
Total liabilities	7,842

STOCKHOLDERS’ DEFICIT

Common stock
Authorized:
75,000,000 common shares with a par value of $0.001 and

Issued and outstanding:
3,660,000 common shares	3,660
Additional paid-in capital	27,840
Deficit accumulated during the exploration stage	(8,058)
23,442
Total stockholders’ equity

Total liabilities and stockholders’ equity	$31,284

Contingency (Note 1)

The accompanying notes are an integral part of these financial statements

ODENZA CORP.
 (An Exploration Stage Company)

STATEMENTS OF OPERATIONS

July 16, 2009 (Inception) to January 31, 2010

EXPENSES
Office and general	$610
Professional fees	2,858
Mining costs	4,590

NET LOSS	$8,058

LOSS PER SHARE - BASIC AND DILUTED	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING – BASIC AND DILUTED	11,126,432

The accompanying notes are an integral part of these financial statements

ODENZA CORP
(An Exploration Stage Company)

STATEMENTS OF STOCKHOLDERS’ DEFICIT
FOR THE PERIOD FROM JULY 16, 2009
(INCEPTION) TO JANUARY 31, 2010

	Common Stock
	Number of Shares	Amount	Additional Paid in Capital	Deficit Accumulated During Development Stage	Total

Balance, July 16, 2009	-	$-	$-	$-	$-

Common stock issued for cash at $0.001 per share	2,500,000	2,500	-	2,500	-

Common stock issued for cash at $0.025 per share – July 16, 2009 to January 31, 2010	1,160,000	1,160	27,840	-	29,000

Net Loss		-	-	(8,058)	(8,058)

Balance, January 31, 2010	3,660,000	3,660	27,840	(8,058)	23,442

The accompanying notes are an integral part of these financial statements

ODENZA CORP
(An Exploration Stage Company)

STATEMENTS OF CASH FLOWS

July 16, 2009 (Inception) to January 31, 2010

Cash Flows from Operating Activities
Net loss	$(8,058)
Adjustment for items not affecting cash:
Change in non-cash working capital items:
Accounts payable and accrued liabilities	807
Due to related party	7,035
Net cash used in operations	(216)

Cash Flows from Investing Activities
Mineral property	-
Net cash used in investing activities	-

Cash Flows from Financing Activities
Capital stock issued	31,500
Net cash provided by financing activities	31,500

Increase In Cash	31,500

Cash, Beginning	-

Cash, Ending	$31,284

Supplementary Cash Flow Information
Cash paid for:
Interest	$-
Income taxes	$-

The accompanying notes are an integral part of these financial statements

ODENZA CORP.
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
January 31, 2010

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Odenza Corp. (the “Company”) was incorporated in the State of Nevada on July 16, 2009, and its year-end is January 31st. The Company is a exploration stage company and is currently seeking for new business opportunities.

Going concern
These financial statements have been prepared on a going concern basis. The Company has incurred losses since inception resulting in an accumulated deficit of $8,058at January 31, 2010 and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management has plans to seek additional capital through a private placement of its common stock or further director loans as needed. These financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation
These financial statements are presented in United States dollars and have been prepared in accordance with United States generally accepted accounting principles.

Equipment
Equipment consists of computer equipment which is recorded at cost.  Amortization is provided using the declining balance method at a rate of 55% per year.  Amortization is calculated based on half-year rule in the year of acquisition.

Use of estimates and assumptions
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are readily apparent from other sources. The actual results experienced by the Company may differ materially from the Company’s estimates. To the extent there are material differences, future results may be affected. Estimates used in preparing these financial statements include the carrying value of the equipment, deferred income tax amounts, rates and timing of the reversal of income tax differences.

Mineral property costs
The Company has been in the exploration stage since its formation on July 16, 2009 and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Mineral property acquisition and exploration costs are charged to operations as incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property, are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve.

ODENZA CORP.
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
January 31, 2010

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Loss per common share
Basic earnings per share includes no dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive earnings per share reflect the potential dilution of securities that could share in the earnings of the Company. Because the Company does not have any potentially dilutive securities, diluted loss per share is equal to the basic loss per share.

Comprehensive Loss
For all periods presented, the Company has no items that represent a comprehensive loss and, therefore, has not included a statement of comprehensive loss in these financial statements.

Financial instruments
The fair value of the Company’s financial instruments consisting of cash, accounts payable, and amounts due to related party approximate their carrying values due to the immediate or short-term maturity of these financial instruments..  The Company operates in Australia and therefore is exposed to foreign exchange risk.  It is management's opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments.

Income taxes
Deferred income taxes are provided for tax effects of temporary differences between the tax basis of asset and liabilities and their reported amounts in the financial statements.  The Company uses the liability method to account for income taxes, which requires deferred taxes to be recorded at the statutory rate expected to being in effect when the taxes are paid.  Valuation allowances are provided for a deferred tax asset when it is more likely than not that such asset will not be realized.

Management evaluates tax positions taken or expected to be taken in a tax return.  The evaluation of a tax position includes a determination of whether a tax position should be recognized in the financial statements, and such a position should only be recognized if the Company determines that it is more likely than not that the tax position will be sustained upon examination by the tax authorities, based upon the technical merits of the position.  For those tax positions that should be recognized, the measurement of a tax position is determined as being the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement.

Stock-based compensation
The Company has not adopted a stock option plan and therefore has not granted any stock options. Accordingly, no stock-based compensation has been recorded to date.

Foreign Currency Translation
Foreign denominated monetary assets and liabilities are translated to their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date.  Expenses are translated at average rates of exchange during the period. Related translation adjustments are reported as a separate component of stockholders' equity, whereas gains or losses resulting from foreign currency transactions are included in results of operations.

Recent Accounting Pronouncements

In February 2010, the FASB issued Accounting Standards Update (“ASU”) No. 2010-09, “Amendments to Certain Recognition and Disclosure Requirements” (“ASU 2010-09”), which is included in the FASB Accounting Standards CodificationTM ( the “ASC”) Topic 855 (Subsequent Events).  ASU 2010-09 clarifies that an SEC filer is required to evaluate subsequent events through the date that the financial statements are issued.  ASU 2010-09 is effective upon the issuance of the final update and did not have a significant impact on the Company’s consolidated financial statements.

ODENZA CORP.
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
January 31, 2010

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

In June 2009, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 168, FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles, a replacement of SFAS No. 162 (“Statement 168”). Statement 168 establishes the FASB Accounting Standards Codification as the source of authoritative accounting principles recognized by the FASB to be applied in the preparation of financial statements in conformity with generally accepted accounting principles. Statement 168 explicitly recognizes rules and interpretive releases of the Securities and Exchange Commission (“SEC”) under federal securities laws as authoritative GAAP for SEC registrants. Statement 168 is effective for financial statements issued for fiscal years and interim periods ending after September 15, 2009. The Company has adopted Statement 168 for the year ended January 31, 2010.

Other pronouncements issued by the FASB or other authoritative accounting standards groups with future effective dates are either not applicable or are not expected to be significant to the financial statements of the Company.

NOTE 3 – MINERAL PROPERTY

On September 25, 2009 the Company entered into an Option Agreement to acquire a 100% undivided legal, beneficial and register-able interest in Prospecting License P21/709 of approximately 140 hectares located in the Murchison Mineral field in Western Australia and known as the Island Project Lake Austin. The option period is for two years from effective date. The exercise price of the option is AU$ 50,000 (equivalent amounts of USD 4,422 as of January 31, 2010) cash.

At January 31, 2010, accumulated costs totalled $4,590.  These costs have been expensed in the current period.

NOTE 4 – RELATED PARTY TRANSACTIONS

During the period, the Company issued 2,500,000 common shares at $0.001 per share to the Company's President for cash proceeds of $2,500.

At January 31, 2010, the Company owed $7,035 to the president and the director of the Company for funds advanced.  This amount is unsecured, bears no interest and is payable on demand.

Related party transactions are measured at the exchange amount which is the amount agreed upon by the related parties.

NOTE 5 – INCOME TAXES

As of January 31, 2010, the Company has estimated tax loss carry forwards for tax purpose of approximately $8,058, which expire by 2030. These amounts may be applied against future taxable income. Future tax benefits which may arise as a result of theses losses have not been recognized in these financial statements, as their realization has not been determined to be more likely than not to occur.

The actual income tax provisions differ from the expected amounts calculated by applying the statutory income tax rate to the Company’s loss before income taxes. The components of these differences are as follows:

ODENZA CORP.
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
January 31, 2010

NOTE 5 – INCOME TAXES (Continued)

Loss before income tax	$8,058
Statutory tax rate	34%
Expected recovery of income taxes at standard rates	2,740
Change in valuation allowance	(2,740)

Income tax provision	$-

Components of deferred tax asset:
Non-capital tax loss carry forwards	$2,740
Less: valuation allowance	(2,740)

Net deferred tax asset	$-

The Company has not filed income tax returns since inception in the United States. Both taxing authorities prescribe penalties for failing to file certain tax returns and supplemental disclosure. Upon filing there could be penalties an interest assessed. Such penalties vary by jurisdiction and by assessing practices and authorities. As the Company has incurred losses since inception there would be no known or anticipated exposure to penalties for income tax liability. However, certain jurisdictions may assess penalties for failing to file returns and other disclosures and for failing to file other supplemental information associated with foreign ownership, debt and equity position. Inherent uncertainties arise over tax positions taken with respect to transfer pricing, related party transactions, tax credits, tax based incentives and stock based transactions. Management has considered the likelihood and significance of possible penalties associated with its current and intended filing positions and has determined, based on their assessment, that such penalties, if any, would not be expected to be material.

NOTE 6. SUBSEQUENT EVENTS

The Company has evaluated subsequent events as at April 15, 2010 for potential recognition and disclosure in the financial statements.  This date represents the date the financial statements are issued. During this period, the Company did not have any material recognizable subsequent events.

ODENA CORP.
(An Exploration Stage Company)

FINANCIAL STATEMENTS

APRIL 30, 2010

ODENZA CORP.
(An Exploration Stage Company)

BALANCE SHEETS

(Unaudited)

	April 30, 2010 (Unaudited) - $ -	January 31, 2010 (Audited) - $ -

ASSETS
Current
Cash	28,141	31,284
	28,141	31,284

LIABILITIES
Current
Accounts payable and accrued liabilities	3,646	807
Due to related party	5,438	7,035
	9,084	7,842

STOCKHOLDERS’ EQUITY
Authorized:
75,000,000 common shares With a par value of $0.001 Issued and Outstanding:
3,660,000 common shares (January 31, 2010 - 3,660,000)	3,660	3,660
Additional paid up capital	27,840	27,840
Deficit accumulated during the exploration stage	(12,443)	(8,058)
	19,057	23,442
	28,141	31,284

– See Accompanying Notes –

ODENZA CORP.
(An Exploration Stage Company)

STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended April 30, 2010 (Unaudited) - $ -	Period from July 16, 2009 (Inception) to April 30, 2010 (Unaudited) - $ -

Expenses
Office and general	885	1,495
Professional fees	3,500	6,358
Mining costs	-	4,590
Net loss	4,385	12,443

Basic and diluted loss per share	(0.00)

Weighted average number of common shares outstanding	3,660,000

  –  See Accompanying Notes –

ODENZA CORP.
(An Exploration Stage Company)

STATEMENTS OF CASH FLOWS

(Unaudited)

	Three months ended April 30, 2010 (Unaudited) - $ -	Period from July 16, 2009 (Inception) to April 30, 2010 (Unaudited) - $ -

Cash Flows From Operating Activities
Net loss	(4,385)	(12,443)

Net change in non-cash working capital balances:
Accounts payable and accrued liabilities	2,839	3,646
Net cash used in operations	(1,546)	(8,797)

Cash Flows From Financing Activities

Due to related party	(1,597)	5,438
Capital stock issued	-	31,500
Net cash provided by financing activities	(1,597)	36,938

Increase (Decrease) In Cash	(3,143)	28,141

Cash, beginning	31,284	-
Cash, ending	28,141	28,141

Supplementary Cash Flow Information:
Cash paid for:
Interest	-	-
Income taxes	-	-

- See Accompanying Notes -

ODENZA CORP.
(An Exploration Stage Company)

NOTE TO THE FINANCIAL STATEMENTS

APRIL 30, 2010
(Unaudited)

1.           BASIS OF PRESENTATION

Unaudited Interim Consolidated Financial Statements

These unaudited interim financial statements may not include all information and footnotes required by US GAAP for complete financial statement disclosure. However, except as disclosed herein, there have been no material changes in the information contained in the notes to the audited financial statements for the year ended January 31, 2010, included in the Company’s Form S-1 and filed with the Securities and Exchange Commission. These unaudited interim financial statements should be read in conjunction with the audited financial statements included in the Form S-1. In the opinion of management, all adjustments considered necessary for fair presentation and consisting solely of normal recurring adjustments have been made. Operating results for the three months ended April 30, 2010 are not necessarily indicative of the results that may be expected for the year ending January 31, 2011.

Going Concern

These financial statements have been prepared on a going concern basis. The Company has incurred losses since inception resulting in an accumulated deficit of $12,443 at April 30, 2010 and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.

Management has plans to seek additional capital through a private placement of its common stock or further director loans as needed. These financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue.

Recent Accounting Pronouncements

Recent pronouncements issued by the FASB or other authoritative accounting standards groups with future effective dates are either not applicable or are not expected to be significant to the financial statements of the Company.

Subsequent Event

In accordance with ASC 855, Subsequent Events, the Company has evaluated subsequent events through August 2, 2010 the date of issuance of the unaudited interim financial statements. During this period, the Company did not have any material recognizable subsequent events.

[OUTSIDE BACK COVER PAGE]

PROSPECTUS

ODENZA CORP.

1,160,000 SHARES OF
COMMON STOCK
TO BE SOLD BY CURRENT SHAREHOLDERS

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or a solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein nor the affairs of the Issuer have not changed since the date hereof.

Until December 20, 2010 (90 days after the date of this prospectus), all dealers that effect transactions in these shares of common stock may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

THE DATE OF THIS PROSPECTUS IS SEPTEMBER 20, 2010